Exhibit 99.1

Issue No.6 ***Special Investor Q & A #3*** June 2009
Quick Links Stock Quote Telecardiology Services Skeletal Health Press Room Investor Relations

Greetings!

This is the third newsletter in our special three-part series focused on answering specific shareholder questions.

While the first two dealt with our tele-cardiology and skeletal health businesses (respectively, this issue is focused entirely on how we’re planning to build shareholder value.

A key requirement for implementing our

business strategy and building such value is continued access to capital. Like most companies at our stage of development, CompuMed is affected by the current economic environment and the resulting “disappearance” in the capital markets of traditional sources of capital.

While CompuMed has gained access to a credit facility, its structure is designed primarily to support a potential future strategic transaction such as an acquisition. Therefore, we must continue to pursue various other sources of working capital aimed at supporting operations and growing the company.

Despite such challenges, there is positive news to report. CompuMed achieved a major milestone during the last quarter when it reached break-even status. This accomplishment, in our opinion, should lay the foundation for access to capital markets, and should enhance our ability to drive growth initiatives.

As we move forward, a key focus (as discussed in our 10Q) is to seek strategic partners that will help finance future growth and solidify our market strategies. We believe that such partners could enter into a strategic transactions with us that could create shareholder value in a myriad of ways.

Please continue reading for more details. As always, we welcome your comments and suggestions.

Maurizio Vecchione

President and Interim CEO

Spotlight News

CompuMed Teams with University of Miami Miller School of Medicine To Provide Landmark Pediatric ECG Services

Spotlight News

CompuMed Aids in Pediatric Screening Program

Investor Q & A

Building CompuMed's Shareholder Value

Q: Why does management believe that strategic transactions potentially with either one or both of the Company’s business unit could be in shareholders’ best interest?

A: While it’s difficult to speculate about a specific transaction until the deal is actually in front of us, it seems clear that our ECG and skeletal health business may have a higher value when viewed separately, than consolidated.

What is unclear is which business comprises the bulk of CompuMed’s current market valuation. Based on industry multiples, it can be argued that the markets are currently valuing our ECG business. This means that entering into separate transaction for each of the two business with defined value for each, could help increase total shareholder value.

In addition, capital contributed by strategic investors could come at a better valuation than capital from financial investors. This is because strategic investors are more likely to recognize the potential of our products and technologies in the context of their own markets, as well as CompuMed’s.

___

Q: So what is the status of these discussions?  Are there any likely prospects?

A: As disclosed in our 10K and 10Q, CompuMed is aggresively pursuing discussions regarding a wide range and type of strategic transactions. At this time, I am not permitted to discuss or even comment on the status of possible negotiations beyond what was already referenced in our filings. I urge CompuMed investors to look at the most recent 10Q filing for more information on this subject.

___

Q: Setting aside the strategic transactions, what else is the Company doing to promote itself? Are there plans to increase PR outreach?

A: It appears that one of the factors behind CompuMed's lack of liquidity in its stock may be that too few investors know about the Company. That's why we are very committed to increasing our visibility, not only with investors, but also with current/prospective customers and the general public. The goal is to stimulate demand for our products and services, as well as to stimulate shareholder interest.

A number of campaigns are planned for the near future building on the company's most recent announcements. We believe that focusing on the pediatric market may hold significant potential, and we're working to expand PR efforts in this area. Specifically, we plan to begin targeting pediatric health providers and the general public to increase awareness of our CardioGramKids program.

Spotlight News

CompuMed teams with U Miami for a pediatric imaging program

CompuMed, Inc. (CMPD.OB) develops and markets products and services that combine advanced imaging with medical informatics.

The Company's focus is on analysis and remote monitoring for patients with cardiovascular and musculoskeletal diseases. It has specialized expertise and intellectual property in telemedicine imaging and analysis that improves healthcare provider workflow and patient care, while reducing costs.

CompuMed's core  OsteoGram and CardioGram products are cleared by the FDA and reimbursable by Medicare.

The OsteoGram is a non-invasive, uniquely cost-effective diagnostic system that has been clinically proven to provide accurate bone density measurement for screening osteoporosis and assessing hip fracture risk.

The CardioGram is one of the first telecommunication networks designed specifically to interpret electrocardiograms remotely. It is used by private practice physicians, as well as government and corporate healthcare providers, nationwide. The CardioGram delivers online electrocardiogram interpretations within

Similarly, the occupational health market is ripe for both general consumer and healthcare provider outreach.  A core part of our strategy will involve new/social media, which can be very effective in reaching key audiences. We expect to announce shortly some social media intiatives in this regard.

___

Q: Can you elaborate on specific elements of the PR campaign, including new media and traditional investor relations?

A: While our budget for PR is modest, we have been able to achieve widespread online pickup for CompuMed's steady stream of news releases.

This is due to the fact that each release is distributed full-text via newswire to all of the major financial portals, as well as to thousands of online news sources and databases. More than one million buy-side /sell-side professionals are fed CompuMed releases through Bloomberg and Reuters terminals, AP and Google alerts and RSS. In addition, each release is search optimized to ensure that it is archived and easy to find on leading financial and healthcare industry sites across the Web.

As we move forward, we also continue to expand our in-house PR distribution lists to include even more trade media, analysts and industry bloggers.

On the consumer side, we plan to launch a campaign to bloggers to help publicize CompuMed's new CardioKids initiative and the need for ECGs prior to treatment for attention deficient disorder.

In synergy with such blogger outreach, we're planning to ramp up our presence on major social networking sites including Twitter and Facebook. This approach takes into account that sometimes our best customers (i.e., healthcare providers and patients) may have the potential become our best investors.

Finally, we are exploring the possibility of staging a conference for institutional investors, and stepping-up interviews with investor-related media.

These low-cost, high-efficiency PR tactics should help CompuMed continue building visibility and buzz among key investor, healthcare provider and consumer audiences.

minutes of receipt, and has the additional capability of providing an automatic over-read (i.e., follow-up review) by a cardiologist.

CompuMed is headquartered in Los Angeles and distributes its products worldwide directly and through OEM partners.

www.CompuMed.net

CompuMedLINE
is published by

CompuMed, Inc.
5777 W. Century Blvd.
Suite 360
Los Angeles, CA 90045
(310) 258-5000

Please send comments about this newsletter to
newsline@compumed.net

(c) 2009 CompuMed, Inc.

Looking Forward Statement

Statements contained in this newsletter, such as statements about  revenue, operations, revenue and earnings growth and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All such forward-looking statements including statements concerning the Company's plans, objectives, expectations and intentions are based largely on management's expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These statements are subject to uncertainties and risks including, without limitation, product and service demand and acceptance, changes in technology, ability to raise capital, the availability of appropriate acquisition candidates and/or business partnerships, economic conditions, the impact of competition and pricing, capacity and supply constraints or difficulties, government regulation and other risks identified in the Company's filings with the Securities and Exchange Commission. All such forward-looking statements are expressly qualified by these cautionary statements. The Company  expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect events, conditions or circumstances on which any such statement is based after the date hereof, except as required by law.